Exhibit 10.1

AMENDMENT

TO

MARKETING AUTHORIZATION HOLDER AGREEMENT

(“Amendment 3”)

This Amendment (“Amendment 3”) is made this July 7th, 2017, by and between Oxford Immunotec Limited, a company organized and existing under the laws of UK, address at 94C Innovation Drive Milton Park, Abingdon, Oxfordshire OX14 4RZ United Kingdom (hereinafter referred to as "MANUFACTURER", and RIKEN GENESIS CO., LTD., a company organized and existing under the laws of Japan, address at Art Village Osaki Central Tower 8F, 1-2-2 Osaki, Shinagawa-ku, Tokyo 141-0032, Japan (hereinafter referred to as “MAH”).

Recitals:

WHEREAS, MANUFACTURER and MAH are parties to the Marketing Authorization Holder Agreement dated July 29, 2011, as amended on September 1, 2013 and on April 1, 2016 (“Agreement”); and

WHEREAS, as of July 7th, 2017 (“Effective Date”), the parties agreed to modify the Agreement to alter the provision regarding the duration thereof and correct a part of AMENDMENT TO MARKETING AUTHORIZATION HOLDER AGREEMENT dated April 1, 2016 (“Amendment 2”).

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, MANUFACTURER and MAH agree to amend the Agreement as follows:

1.	This Amendment 3 shall have effect as of the Effective Date. Notwithstanding the foregoing, the amendment under Section3. hereof shall be effective retroactively from April 1, 2016.
2.

Section 9.1 of the Agreement shall be eliminated and replaced with as follows:

This Agreement takes effect on the Effective Date set forth above and will automatically renew on each one (1) year-anniversary unless written notice is given by either party not less than six (6) months prior to the such anniversary. In the event such notice is given, the Agreement will expire on the next anniversary of the Effective Date (“Next Anniversary”). Notwithstanding the foregoing sentence, MANUFACTURER may, at its sole discretion, give notice to MAH at any time during such six-month period of time, and in such a case, the Agreement shall expire on the day, which is earlier than the Next Anniversary, specified in the said notice given by MANUFACTURER unless MAH opposes to such earlier expiration.

3.

The first sentence in the second paragraph of “Fee Structure” in APPENDIX A of the Amendment 2, starting with “We” and ending with “DISTRIBUTOR” shall be amended to read as follows:

We charge a monthly retainer handling fee and commission per commercial invoice at custom clearance for PRODUCTS listed in APPENDIX B on the proviso that PRODUCTS are directly delivered from MANUFACTURER to DISTRIBUTOR.

4.	Except for the terms and conductions set forth above, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment 3 as of the date first above written.

RIKEN GENESIS CO., LTD.		Oxford Immunotec Limited
By:	/s/ Noto Kondo	By:	/s/ Peter Wrighton-Smith

Name:	Noto Kondo	Name:	Peter Wrighton-Smith

Title:	CEO	Title:	CEO